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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (see File No. 333-17883, effective December 31, 1996) of our report dated February 14, 2003 with respect to the consolidated financial statements of Inrad, Inc. and Subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ HOLTZ RUBENSTEIN & CO., LLP HOLTZ RUBENSTEIN & CO., LLP Melville, New York April 3. 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS